Date:	November 20, 2009
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces Third Quarter Financial Results

Harleysville, PA, November 20, 2009 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), today announced the Company’s financial results for the third quarter ended October 31, 2009.

Net sales for the third quarter ended October 31, 2009 were $19.8 million compared with net sales of $28.0 million for the same quarter last year. For the third quarter, the Company reported net income of $1.0 million, or $0.07 per diluted share, compared with net income of $3.0 million, or $0.20 per diluted share, for the third quarter of last year.

“Results in the quarter reflect the lagging effect on both net sales and earnings from the slowdown in global economic activity that began last year,” stated De Hont. “Reflecting some improvement in our markets, new orders in the third quarter were $25.5 million, our best quarterly bookings since the third quarter of last year and up 31% sequentially from our second quarter. The recovery in new orders is being led by an improvement in large project bookings within our Product Recovery/Pollution Control Technologies segment, which totaled $5.5 million in the third quarter, the highest quarterly large project bookings since the quarter ended January 31, 2007. With end markets improving, we believe our wide breadth of high-quality comprehensive solutions that meet the increasing demand for a cleaner, more energy efficient environment will enable us to continue to increase our share of this growing global market.”

During the first nine months of the current fiscal year, the Company generated a record $14.8 million in cash flow from operating activities, resulting in a record $32.3 million cash position on October 31, 2009.

Net sales for the nine months ended October 31, 2009 were $60.3 million compared with $78.8 million for the same period last year. Net income for the nine months ended October 31, 2009 totaled $3.2 million compared with $7.6 million for the same period last year. For the nine months ended October 31, 2009, earnings were $0.22 per diluted share compared with earnings of $0.50 per diluted share for last year’s first nine months.

“We are encouraged by our solid third quarter bookings, the second sequential quarter of increasing new orders, and especially our recent success in closing several large projects,” added De Hont. “While these new orders are signs of an improvement in the markets we serve, the lack of any significant global economic growth represents a challenge to capital spending, necessitating continued caution regarding the strength of any recovery in the near term.  With record cash, our balance sheet remains extremely strong. We continue to focus on increasing our operating efficiencies, which has allowed us to effectively compete for new business while achieving 34% gross margins for the first nine months, consistent with the same period a year ago despite lower revenue levels. The underlying fundamental strength of our business leaves us well positioned to create long-term sustainable growth and value for our shareholders.”

On October 21, 2009, the Company declared a quarterly dividend of $0.06 per share payable December 11, 2009 to shareholders of record at the close of business on November 27, 2009. This is the thirty-fifth consecutive year the Company has paid a cash or stock dividend.

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer will hold a conference call for investors today, November 20, 2009, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm.

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Met-Pro Corporation/Page 2

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 39891810) at 10:55 AM (Eastern) today, November 20, 2009. A taped replay of the conference call will be available within two hours of the conclusion of the call and until December 4, 2009. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 39891810.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of “America’s Fastest Growing Small Companies” by Fortune Small Business magazine. In 2008, the Company was also named one of America’s “200 Best Small Companies” by Forbes magazine for the third year in a row. Through its business units in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services is offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statement of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
Net sales	$19,807,781	$27,979,483	$60,334,372	$78,781,675
Cost of goods sold	13,131,244	17,734,396	39,538,914	51,311,316
Gross profit	6,676,537	10,245,087	20,795,458	27,470,359

Operating expenses
Selling	2,366,455	3,139,258	7,415,388	8,111,853
General and administrative	2,771,681	2,949,983	8,599,958	8,501,240
Income from operations	1,538,401	4,155,846	4,780,112	10,857,266

Interest expense	(58,994)	(51,182)	(166,449)	(179,948)
Other income, net	61,689	77,838	138,441	376,768
Income before taxes	1,541,096	4,182,502	4,752,104	11,054,086

Provision for taxes	516,266	1,171,136	1,591,957	3,414,114

Net income	$1,024,830	$3,011,366	$3,160,147	$7,639,972

Basic earnings per share	$.07	$.20	$.22	$.51
Diluted earnings per share	$.07	$.20	$.22	$.50

Average common shares outstanding:
Basic shares	14,600,109	15,042,572	14,600,109	15,013,042
Diluted shares	14,676,525	15,402,764	14,676,297	15,359,048

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Met-Pro Corporation
Consolidated Balance Sheet

	October 31,	January 31,
	2009	2009
Assets	(unaudited)
Current assets
Cash and cash equivalents	$32,285,796	$21,749,653
Accounts receivable, net of allowance for doubtful
accounts of approximately $268,000 and
$167,000, respectively	13,537,023	20,177,672
Inventories	16,681,236	20,236,865
Prepaid expenses, deposits and other current assets	1,474,154	1,997,542
Total current assets	63,978,209	64,161,732

Property, plant and equipment, net	20,240,188	19,389,597
Costs in excess of net assets of businesses acquired, net	20,798,913	20,798,913
Other assets	697,687	402,062
Total assets	$105,714,997	$104,752,304

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$984,301	$746,042
Accounts payable	4,584,270	5,464,629
Accrued salaries, wages and expenses	4,376,192	4,546,199
Dividend payable	876,007	876,007
Customers’ advances	655,599	356,008
Deferred income taxes	250,782	250,782
Total current liabilities	11,727,151	12,239,667

Long-term debt	3,730,580	3,753,228
Other non-current liabilities	8,501,119	8,855,912
Deferred income taxes	1,149,876	1,126,016
Total liabilities	25,108,726	25,974,823

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued,
of which 1,328,570 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	2,959,818	2,465,193
Retained earnings	90,259,436	89,727,308
Accumulated other comprehensive loss	(3,522,256)	(4,324,293)
Treasury shares, at cost	(10,683,595)	(10,683,595)
Total shareholders’ equity	80,606,271	78,777,481
Total liabilities and shareholders’ equity	$105,714,997	$104,752,304

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Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
Net sales
Product recovery/pollution control technologies	$9,012,363	$13,863,654	$26,900,405	$37,554,600
Fluid handling technologies	5,781,338	8,213,799	18,491,303	23,070,719
Mefiag filtration technologies	2,502,795	2,809,550	6,981,727	9,114,722
Filtration/purification technologies	2,511,285	3,092,480	7,960,937	9,041,634
	$19,807,781	$27,979,483	$60,334,372	$78,781,675

Income (loss) from operations
Product recovery/pollution control technologies	$561,966	$1,853,682	$1,610,321	$4,444,955
Fluid handling technologies	833,094	1,785,470	3,110,175	5,022,442
Mefiag filtration technologies	47,062	188,082	(111,372)	525,984
Filtration/purification technologies	96,279	328,612	170,988	863,885
	$1,538,401	$4,155,846	$4,780,112	$10,857,266

			October 31,	January 31,
			2009	2009
Identifiable Assets
Product recovery/pollution control technologies			$33,928,381	$39,623,284
Fluid handling technologies			18,749,392	22,056,812
Mefiag filtration technologies			12,013,591	11,410,677
Filtration/purification technologies			8,408,003	9,369,905
			73,099,367	82,460,678
Corporate			32,615,630	22,291,626
			$105,714,997	$104,752,304

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Nine Months Ended October 31,
	2009	2008
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$3,160,147	$7,639,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,458,401	1,441,242
Deferred income taxes	(1,792)	1,147
(Gain) on sale of property and equipment, net	(13,695)	(18,174)
Stock-based compensation	494,625	324,153
Allowance for doubtful accounts	101,492	26,580
(Increase) decrease in operating assets:
Accounts receivable	6,910,662	(590,531)
Inventories	3,832,976	(167,617)
Prepaid expenses, deposits and other assets	251,165	461,085
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(1,385,430)	(988,259)
Customers’ advances	298,448	86,744
Other non-current liabilities	(354,793)	(432,747)

Net cash provided by operating activities	14,752,206	7,783,595

Cash flows from investing activities
Proceeds from sale of property and equipment	20,382	20,785
Acquisitions of property and equipment	(1,826,975)	(1,368,841)

Net cash used in investing activities	(1,806,593)	(1,348,056)

Cash flows from financing activities
Proceeds from new borrowing	485,336	–
Reduction of debt	(373,336)	(1,272,597)
Exercise of stock options	–	1,912,398
Payment of dividends	(2,628,020)	(2,483,956)
Acquisition of treasury stock	–	(7,694,333)

Net cash used in financing activities	(2,516,020)	(9,538,488)
Effect of exchange rate changes on cash	106,550	28,445

Net increase in cash and cash equivalents	10,536,143	(3,074,504)

Cash and cash equivalents at February 1	21,749,653	21,906,877

Cash and cash equivalents at October 31	$32,285,796	$18,832,373

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